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                                                                    EXHIBIT 99.2
PROXY                    FINANCIAL BENEFIT GROUP, INC.
            7251 West Palmetto Park Road, Boca Raton, Florida 33433

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 8, 1996

    The undersigned hereby appoints Frank T. Crohn and Donna J. Rubertone, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Financial Benefit Group, Inc. ("FBG") held of record by the undersigned on March 5, 1996, at the special meeting of stockholders (the "Special Meeting") to be held on April 8, 1996 or any adjournment or postponement thereof.

            PLEASE PROMPTLY MARK, SIGN, DATE AND MAIL THE PROXY CARD
                 USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
                            ------------------------

                PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER
                           USING DARK INK ONLY.  /X/
PROPOSAL ONE
To approve the Agreement and Plan of Merger, dated as of September 8, 1995, as amended, by and among FBG, AmVestors Financial Corporation and AmVestors Acquisition Subsidiary, Inc., as described in the Joint Proxy Statement/Prospectus for the Special Meeting and attached thereto as Appendix I.
             / / FOR             / / AGAINST             / / ABSTAIN
PROPOSAL TWO
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting (including, without limitation, adjournment of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger) or any adjournments or postponements thereof.
             / / FOR             / / AGAINST             / / ABSTAIN
The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus for the Special Meeting, each dated March 1, 1996.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH OF THE ABOVE PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME.

                                             Dated:                       , 1996

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                  Signature if held jointly

                                             (IMPORTANT: Please sign your name
                                             exactly as it appears hereon. In
                                             the case of joint holders, all
                                             should sign. When signing as an
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.)

          PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE